Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Masterworks Gallery, LLC agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number [***]
Date 29 March 2025

Your successful purchase in Modern & Contemporary Evening Auction

Sale [***] - 29 March 2025

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

Notice

If the total amount of this invoice is HKD 200,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

- You can review your saved payment method in My Account.
- **Invoice for HKD 1,397,000.00**

  Your payment is now due. Your invoice gives instructions on how to pay.
- **Shipping Quote**

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.
- **Lot image & details**

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For assistance, please contact
Post Sale Services
E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number	[***]
Invoice number	[***]
Date	29 March 2025
Sale currency	HKD

Invoice for Modern & Contemporary Evening Auction

Sale HK1617 - 29 March 2025

LOT 33 - Henry Taylor, Henry Taylor ##### | Selfies ##

Hammer price	HKD 1,100,000.00
Buyer's premium	HKD 297,000.00
Lot total	HKD 1,397,000.00

Invoice total	HKD 1,397,000.00

- Payment of HKD 1,397,000.00 is now due

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To view a full list of payment options and details please visit:

www.sothebys.com/payments

Bank transfers

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  Hong Kong

  Account number
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Please include your name, your account number ([***]) and invoice number ([***])

The lot(s) listed on this invoice have been sold subject to our Conditions of Business for Buyers applicable to the sale. Late payment will be liable to interest and uncollected property will be subject to late collection fees in accordance with our Conditions of Business for Buyers.

For assistance, please contact
Post Sale Services
E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比 EST. 1744

Landmark Chater,
8 Connaught Road, Central,
Hong Kong
Tel +852-2524-8121

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number	[***]
Date	29 March 2025
Sale currency	HKD

Lot image & details



Please keep this for your records

Henry Taylor, Henry Taylor ##### | Selfies

Sale	Modern & Contemporary Evening Auction
Sale number & date	[***] - 29 March 2025 Lot
number	33
Shipping Dimensions (L x W x H)	1.00 x 1.00 x 1.00 CM
Purchase Price (excluding any taxes)	HKD 1,397,000.00